Exhibit 10.2

CONFORMED COPY

AMENDMENT TO DIRECTOR APPOINTMENT AGREEMENT

AMENDMENT (this “Amendment”), dated as of May 7, 2013, to that certain Director Appointment Agreement, dated as of October 17, 2012 (the “Agreement”), by and among Kensico Capital Management Corp. and the investment funds it advises (collectively, “Kenisco Capital Management”) and WebMD Health Corp., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Kensico Capital Management and the Company entered into the Agreement pursuant to which, among other things, (i) the Company agreed to increase the size of the Board from twelve to thirteen directors and to appoint Thomas J. Coleman as a Class II director on the Board (with a term expiring at the 2013 annual meeting of stockholders), and (ii) Kensico Capital Management agreed to be bound by certain restrictions for so long as Thomas J. Coleman remains a director of the Company, in each case upon the terms and subject to the conditions set forth therein; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment in accordance with Section 8 thereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

Section 1. Amendment to Section 1. Section 1 is hereby deleted in its entirety and replaced with the following:

“The Company agrees, effective on or prior to 2013 annual meeting of stockholders, to appoint Thomas J. Coleman as a Class III director on the Board (with a term expiring at the 2014 annual meeting of stockholders). The Company agrees that it shall provide Kensico Capital Management written notice at least 20 days prior to the expiration of the period specified for the timely delivery of stockholder notices in Section 1.12(A) of the Amended and Restated By-laws of the Company if Thomas J. Coleman will not be renominated as a director by the Company at the 2014 annual meeting of stockholders.”

Section 2. Amendment to Section 2. Subsection (b) is hereby amended by deleting the phrase “2013 annual meeting” and replacing it with “2014 annual meeting”.

Section 3. Counterparts. This Amendment may be executed in two or more counterparts which together shall constitute a single agreement.

Section 4. Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused the same to be executed by its duly authorized representative as of the date first above written.

WEBMD HEALTH CORP.

By:	/s/ Lewis H. Leicher
Name: Lewis H. Leicher
Title: Senior Vice President

KENSICO CAPITAL MANAGEMENT CORP.

By:	/s/ Israel Friedman
Name: Israel Friedman
Title: General Counsel

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